EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter Ended July 31, 2008
of Urstadt Biddle Properties Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, UnitedStates Code), each of the undersigned officers of Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), doeshereby certify, to the best of such officer’s knowledge, that:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 9, 2008	/s/ Charles J. Urstadt
Charles J. Urstadt
Chairman and
Chief Executive Officer

Dated:	September 9, 2008	/s/ John T. Hayes
John T. Hayes
Senior Vice President and
Chief Financial Officer

    The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.